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                                                                    EXHIBIT 99.2


                              SETTLEMENT AGREEMENT

           This Settlement Agreement (the "Agreement") is made and entered into as of this day of January, 1998, by and among American Credit Indemnity Company, a New York Corporation ("ACI"), CFX Funding, L.L.C., a New Hampshire limited liability company ("CFX Funding"), and CFX Corporation, a New Hampshire corporation ("CFX Corp.").

                             INTRODUCTORY STATEMENT

           ACI, CFX Funding, and CFX Corp. (CFX Funding and CFX Corp. are hereinafter sometimes collectively referred to as "CFX") were parties to a series of equipment lease pooling transactions (the "Transactions"), pursuant to which ACI issued credit insurance policies, such policies being described on Exhibit A attached hereto and made a part hereof. The aforesaid credit insurance policies are hereinafter collectively referred to as the "Insurance Policies". Among the documents executed in connection with the Transactions were Operating Agreements between ACI and CFX dated as of January 1, 1995, September 29, 1995, March 28, 1996 and June 28, 1996 (collectively called the "Operating Agreements").

           By letter dated August 8, 1997, ACI alleged that CFX was in default in its obligations to ACI under the Operating Agreements, and threatened to take legal action to protect its

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interests. CFX has disputed the allegations contained in such letter. In an effort to avoid litigation, the parties have agreed to resolve the dispute between them in the manner hereinafter provided.

           NOW THEREFORE, in consideration of the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

           1. Cash Payment. Concurrently with the execution hereof, CFX shall pay to ACI the sum of two-million five hundred thousand dollars ($2,500,000), by wire transfer to the account designated on Exhibit B attached hereto and made a part hereof.

           2. Claims.

                (a) ACI and CFX hereby acknowledge and agree that notwithstanding the settlement being entered into between ACI and CFX pursuant to this Agreement, ACI is and shall remain responsible for paying claims under the Insurance Policies in accordance with the terms and conditions of such Insurance Policies. ACI hereby represents and warrants that it has paid all claims under the Insurance Policies presented to it prior to December 18, 1997 and acknowledges that it was reimbursed for a portion of the amounts paid on such claims from available reserves created in connection with the Transactions (hereinafter called "Reserves"); and CFX hereby acknowledges that ACI has paid all claims under the Insurance Policies presented to ACI prior to December 18, 1997, and that ACI was reimbursed for a portion of



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the amounts paid on such claims from Reserves. ACI and CFX hereby agree that there is to be no adjustment between them with respect to any amounts paid or reimbursed on claims made prior to December 18, 1997.

                (b) CFX, on behalf of itself and its successors and assigns, hereby covenants and agrees to indemnify ACI, and its successors and assigns and hold them harmless from and against any and all amounts claimed under the Insurance Policies after December 18, 1997, and in furtherance of such indemnity, CFX hereby agrees that it shall remit to ACI all of the funds required to enable ACI to pay the full amount of any and all claims made under the Insurance Policies after December 18, 1997, including claims made between December 18, 1997 and the date hereof which have not yet been paid by ACI. Accordingly, to the extent that any claims are made under the Insurance Policies after December 18, 1997, such claims shall be presented to ACI for payment in the manner set forth in the Operating Agreements and the Insurance Policies, and not more than twenty-five (25) days after the date on which such claims have been presented to ACI, CFX shall remit to ACI, by wire transfer in the manner set forth on Exhibit B hereto, the full amount of such claims. ACI shall thereafter be responsible for paying, and hereby agrees to pay such claims, in the manner required under the Insurance Policies.

                (c) CFX hereby agrees to remit to ACI on or before January 30, 1998, the sum of $1,903,494.48, by wire transfer in



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the manner set forth on Exhibit B, being the full amount of claims made under the Insurance Policies between December 18, 1997 and the date hereof, and ACI hereby agrees to pay such claims within five (5) business days after the receipt of such amount from CFX.

           3. Recoveries. Notwithstanding anything to the contrary set forth in the Operating Agreements, each of the Master Pooling and Servicing Agreements relating to the Transactions, and any other agreements relating to the Transactions, the parties agree that from and after December 18, 1997, CFX shall be entitled to retain, and ACI hereby assigns to CFX, any and all Recoveries (as hereinafter defined). For purposes of this Paragraph 3, Recoveries shall mean
(a) any amounts received by CFX in connection with defaulted leases, including amounts received from collection efforts, and amounts received from Reserves,
(b) residuals and other amounts received in connection with terminated leases, and (c) service fees from lessors.

           4. Indemnity. CFX, on behalf of itself and its successors and assigns, hereby agrees to indemnify ACI, and its successors and assigns, and defend and hold them harmless from and against any and all claims, costs, expenses or liabilities incurred by or made against ACI from and after the date hereof (including reasonable legal fees) in connection with (a) CFX's (or its agents') servicing leases pursuant to the Transactions, (b) any and all actions of CFX in connection with Recoveries, or



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(c) any matters relating to the Transactions arising after the date hereof, including but not limited to matters arising as a result of the sale by CFX of certain non-banking, lease related assets and the assignment by CFX of certain of its obligations as referred to in paragraph 13 (h) below (other than with regard to ACI's obligations under the Insurance Policies); provided, however, that nothing contained in this Section 4 shall apply to a breach by ACI of any of its obligations under this Agreement.

           5. Joint and Several Liability. It is hereby agreed that any and all indemnities, obligations and agreements of CFX contained in this Agreement are and shall be the joint and several indemnities, obligations and agreements of CFX Funding and CFX Corp.

           6. Non-Disparagement. ACI and CFX each covenant and agree to refrain from uttering, writing, or otherwise communicating negative or disparaging comments or remarks about the other to any person, firm or corporation.

          7. Representations and Warranties. Each party to this Agreement represents and warrants that: (i) this Agreement constitutes the valid and binding obligation enforceable against each party in accordance with its terms; and (ii) each party has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

           8. Mutual Releases.

                (a) Subject to and conditioned upon the due and proper performance by CFX of all representations, warranties,



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covenants and agreements made or required to be performed by CFX under this
Agreement, (i) ACI, on behalf of itself and its successors and assigns hereby releases, discharges and acquits CFX Funding and CFX Corp. and their respective representatives, including, without limitation, their officers, directors, shareholders, employees, agents, affiliates, predecessors, successors, subsidiaries, assigns, and attorneys of and from all claims, actions, causes of action, debts, liabilities, losses, damages, costs and expenses, of any kind or nature whatsoever, whether known or unknown, fixed or contingent, asserted or unasserted, including attorney fees, which ACI ever had, now has or hereafter may have whatsoever in law or in equity against CFX Funding or CFX Corp. arising out of or in connection with any matter, cause or thing whatsoever through the date hereof, related to, based on, or connected in any way to the Transactions.

                (b) Subject to and conditioned upon the due and proper performance by ACI of all representations, warranties, covenants and agreements made or required to be performed by ACI under this Agreement, (i) CFX Funding and CFX Corp., jointly and severally, on their respective behalfs and on behalf of their respective successors and assigns do hereby release, discharge and acquit ACI, and its agents, assigns, attorneys, officers, directors, shareholders, employees, affiliates, predecessors, and successors, of and from all claims, actions, causes of action, debts, liabilities, losses, damages, costs and expenses, of any



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kind or nature whatsoever, whether known or unknown, fixed or contingent, asserted or unasserted, including attorney fees, which CFX Funding or CFX Corp. ever had, now has or hereafter may have whatsoever in law or in equity against ACI arising out of or in connection with any cause or thing whatsoever through the date hereof, related to, based on or connected in any way to the Transactions.

                (c) The releases contained in this Section shall not operate as a release of any claims or rights of any party hereto arising under this Agreement, shall not affect the rights and obligations of the parties under this Agreement or relieve any party from the performance of any provision hereof, and shall not affect the right of any party to enforce or make any claim or institute any action for the due and proper performance of any provision of this Agreement.

           9. No Admission of Liability. The parties agree that the execution of this Agreement is not to be construed as an admission of liability by any of the parties.

           10. Adequacy. The parties agree that this Agreement represents a full and complete settlement between the parties regardless of the adequacy of compensation and that the parties have no obligation to make any payment or do any act other than as set forth herein.

           11. No Reliance. Each party to this Agreement represents and warrants that it has read and entered into this Agreement and has agreed to all terms and conditions set forth



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herein knowingly and voluntarily, after consultation with, or opportunity for consultation with, counsel and/or other professional advisers, and that none of the parties or their directors, officers, employees, or agents has made any representation or offered any inducement therefor except as expressly provided herein.

           12. CFX Corp. Merger.

           People's Heritage Financial Group, Inc. ("PHF") has joined in as a signatory to this Agreement for the purpose of representing and warranting to ACI that (i) it has entered into a definitive agreement with CFX Corp. pursuant to which CFX Corp. has agreed to merge into PHF; and (ii) it is aware of this Agreement and the terms and conditions hereof. By executing this Agreement, PHF hereby acknowledges and agrees that upon consummation of the aforesaid merger with CFX Corp., PHF shall assume and shall be and become responsible for all of CFX Corp.'s obligations and agreements under this Agreement without the necessity of any further act or deed on the part of ACI, CFX or PHF.

           13. Miscellaneous.

                (a) Expenses. Each party shall pay the expenses incurred on its behalf in connection with this Agreement and the underlying dispute between the parties being resolved herein.

                (b) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the parties hereto and their successors and assigns,



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including, but not limited to the survivor of any merger entered into by any party hereto.

                (c) Survival of Covenants and Agreements. All covenants and agreements made herein shall survive the execution and delivery of this Agreement and the performance of any obligations hereunder.

                (d) Entire Agreement. This Agreement and the Schedules hereto constitute the entire agreement of the parties with respect to the subject matter hereof. No oral understandings, promises or inducements contrary to the terms of this Agreement exist.

                (e) Amendments. This Agreement may not be modified or amended except upon the execution and delivery of a written agreement executed by the parties.

                (f) Governing Law. This Agreement shall be governed by and construed in accordance with the substantive law of the State of Maryland without giving effect to the principles of conflict of laws thereof. Each party hereto consents to the personal jurisdiction of the federal courts in the State of Maryland in any matter arising under this Agreement.

                (g) Counterparts. This Agreement may be executed in several counterparts. Each such executed counterpart shall be, and shall be deemed to be, an original instrument, but all of which together shall constitute one and the same agreement. A facsimile of this Agreement with a facsimile signature shall be deemed to be an original instrument.



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                (h) ACI hereby consents to the sale by CFX to LINC Capital, Inc.
("LINC") of certain non-banking, lease related assets, and the assignment to LINC of CFX's servicing requirements as are set forth in the Operating Agreements. Nothing herein shall affect CFX's obligations under the support agreements executed by it in connection with the Transactions, or under this Agreement.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal, with the intention that it be a sealed instrument, as of the date set forth above.

                                     AMERICAN CREDIT INDEMNITY COMPANY

                                     By: [sig]                     (SEAL)
                                         --------------------------

                                     CFX FUNDING, L.L.C.

                                     By:                           (SEAL)
                                        ---------------------------

                                     CFX CORPORATION

                                     By:                           (SEAL)
                                        ---------------------------

                                     PEOPLE'S HERITAGE FINANCIAL GROUP, INC.

                                     By:                           (SEAL)
                                        ---------------------------



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                                   Exhibit A

WAREHOUSE POLICIES
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                    I-262,068-3
                    I-285,403-9
                    I-288,622-7
                    I-335,224-4
                    I-340,653-1

POOL POLICIES
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  CFX 1995-A        D-267,877-7
  CFX 1995-B        D-332,277-4
  CFX 1996-A        D-335,386-7
  CFX 1996-B        D-336,618-1
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                                   EXHIBIT B


Wire instructions to send a wire to ACI via First National Bank of Maryland


American Credit Indemnity
First National Bank of Maryland
Account number: #050-8150-4
Routing number: #052000113
Reference: CFX